Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Relations Contact:	Media Contact:
Terry Slavin	Meggan Powers
Director, Corp. Communications & IR	PR Manager
Cymer, Inc.	Cymer, Inc.

(858) 385-5232

(858) 385-6327

tslavin@cymer.com	mpowers@cymer.com

CYMER REPORTS FOURTH QUARTER AND 2003 OPERATING RESULTS

SAN DIEGO, Calif., January 27, 2004 - Cymer, Inc. (Nasdaq NM: CYMI), the world’s leading supplier of deep ultraviolet (DUV) light sources used in semiconductor manufacturing, today announced operating results for the fourth quarter and year ended December 31, 2003.  Among the highlights for the fourth quarter, both revenue and gross margin exceeded the guidance ranges provided in the company’s update on December 9, 2003, and research and development (R&D) expenses were below expected levels.

For the fourth quarter of 2003, net earnings totaled $1,674,000, equal to earnings of $0.04 per share (diluted), compared to a net loss of $3,897,000, equal to a loss of $0.11 per share (diluted), in the fourth quarter of 2002.  On a sequential basis, fourth quarter 2003 earnings compared to a net loss of $8,519,000, equal to a loss of $0.24 per share (diluted), in the third quarter of 2003.

Total revenue for the fourth quarter of 2003 was $73,044,000, a 4 percent increase over total revenue of $70,024,000 posted in the fourth quarter of 2002, and a sequential 13 percent increase over $64,437,000 in total revenue in the third quarter of 2003.

For the year ended December 31, 2003, the net loss totaled $15,400,000, equal to a loss of $0.44 per share (diluted), compared to net income of $13,596,000, or $0.39 earnings per share (diluted), posted in 2002.  Total revenue for 2003 was $267,496,000, compared to $290,160,000 in total revenue recorded in 2002.

Commenting on some of the highlights of the fourth quarter and full year, Bob Akins, Cymer’s chief executive officer, said, “At chipmakers, DUV lithography tool utilization grew substantially in 2003, and by the third quarter exceeded the utilization reached at the peak of the last upturn in 2000.  In the fourth quarter of 2003, utilization grew slightly, showing signs of plateauing at these record levels.  We believe that DUV light sources are running at their maximum utilization, and that further increases in fab throughput can only be achieved by adding more tools, ultimately driving demand for DUV light sources.

“In this improved industry environment,” Akins continued, “fourth quarter revenue grew more than 13 percent over third quarter revenue, due primarily to stronger than anticipated demand for consumables and spare parts to support the record level utilization.  The light source product mix shifted significantly toward our leading edge krypton fluoride (KrF) light source, reflecting chipmakers’ need for more capacity tools.  As anticipated, our average selling price (ASP) declined slightly due to the product mix shift, and gross margin was above guidance.  Overall, we’re very pleased with the fourth quarter’s increased business activity and the progress we continued to make in controlling our expenses while executing our plan.

“We recognized revenue on 42 light sources in the fourth quarter of 2003 compared to 34 light sources in the third quarter,” Akins noted.  “Cymer installed 66 light sources in the fourth quarter, bringing our total installed base at chipmakers and other end users to 2,217 units.  We estimate that the rolling four-quarter share of Cymer light sources installed at chipmakers as of December 31 was 87 percent, up slightly from the 86 percent level at the end of the third quarter.”

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CYMER REPORTS FOURTH QUARTER AND 2003 RESULTS

In the fourth quarter, technology buys made up 69 percent of unit shipments, with shipments of the XLA 100 accounting for 43 percent of unit shipments, down from 71 percent in the prior quarter, and the ELS-7000TM light source accounting for 26 percent, up from 3 percent in the prior quarter.  The ELS-6010TM accounted for 31 percent of fourth quarter unit shipments.  With the product mix shifting more toward  KrF light sources, the fourth quarter’s average selling price (ASP) declined, on a currency adjusted basis, to $953,000 from $1,144,000 in the third quarter of 2003.  Non-systems product revenue, which consists of upgrades, consumables and spare parts and service, represented 42 percent of fourth quarter 2003 revenue compared to 38 percent of third quarter 2003 revenue.

Nancy Baker, Cymer’s chief financial officer, stated, “Product gross margin grew to 38 percent during the fourth quarter of 2003 from 25 percent in the third quarter. The better than anticipated increase in the fourth quarter’s gross margin resulted primarily from the improved manufacturing efficiencies for the XLA 100, and the reduction of its materials costs.  In addition, overall product mix, improved production yields, and our increased factory utilization enhanced the margin improvement quarter-over-quarter.”

Cymer reported operating income of $5,202,000, or 7 percent of revenue in the fourth quarter of 2003, compared to an operating loss of $20,160,000, or 31 percent of revenue, in the third quarter of 2003.  The third quarter’s operating loss included the planned write-off of $15,601,000 in tenant improvements in the buildings Cymer vacated during that quarter.  Fourth quarter 2003 bookings of $67,452,000 yielded a book-to-bill ratio of 0.92, and were lower than third quarter 2003 bookings of $73,506,000 which yielded a book-to-bill of 1.14.  Due to the product mix shift toward lower priced KrF products, the December 31, 2003 backlog fell to $103,877,000, which included 108 light sources, from a September 30, 2003 backlog of $109,470,000, which included 100 light sources.

Cash and cash equivalents and short- and long-term investments totaled $401,640,000 as of December 31, 2003.  Capital spending for the fourth quarter of 2003 totaled $7,274,000 compared to $13,094,000 in the third quarter of 2003.  Depreciation and amortization for the fourth quarter of 2003 totaled $7,122,000 compared with $7,199,000 in the third quarter of 2003.

Corporate Outlook

Commenting on the industry, Akins noted, “The positive momentum we have experienced in the last two quarters brings with it a moderate improvement in our ability to ascertain what lies ahead for us in 2004.  For ongoing support of our light sources in the field, we haven’t yet seen any significant slowdown in spares and consumables activity so far in 2004.  Concerning new light sources, based on our best understanding of the broad-based applications expansion in 2004, the near full-capacity utilization of DUV production tools around the world and the firming of chip prices—combined with Cymer’s present order environment—we currently anticipate that our 2004 will be characterized by sequential quarterly increases in light source unit shipments.  Overall, we believe that we are well positioned to maintain our market leadership throughout this upturn, and anticipate a record revenue year for the company in 2004.”

Based on information available at this time, Cymer is currently providing the following guidance for the first quarter of 2004:

•      We currently estimate that total product revenue in the first quarter of 2004 will be up between 5 percent and 10 percent from fourth quarter 2003 revenue.

•      We are forecasting that foreign currency adjusted ASPs will be down from the fourth quarter 2003 ASP to approximately $810,000, which reflects a substantially increased product mix shift toward KrF capacity tools in the first quarter.  For all of 2004, the light source ASP is expected to reach our previous estimate of approximately $900,000.

•      We expect that gross margin will be between 35 percent and 40 percent.

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•      We anticipate that net R&D expenses in the first quarter will be between $12,000,000 and $13,000,000.  These R&D expenses are net of development funds received from external sources.

•      We expect ongoing SG&A expenses to be between $10,500,000 and $11,500,000.

•      We currently model net other income and expense as a $300,000 expense for the first quarter, excluding net effects of foreign currency exchange gains or losses.

•      We estimate the annual effective tax rate for 2004 to be approximately 15 percent.

•      Capital spending for the quarter is expected to be between $5,000,000 and $8,000,000, and is primarily made up of R&D and field equipment purchases.

•      We plan to issue a first quarter update between March 8 and March 12, 2004.

Cymer’s management will hold a conference call at 2:00 pm (PST) today, January 27, 2004, to discuss fourth quarter and year-end 2003 results and first quarter 2004 guidance.  This press release may be accessed on the company’s Web site, and the call and accompanying slides may be accessed on the Investor Relations page of the company’s Web site, at www.cymer.com.

Forward Looking Statements

Statements in this press release that are not strictly historical in nature are forward-looking statements.  These statements include, but are not limited to statements regarding fab throughput and demand for DUV light sources and all of the statements under the caption “Corporate Outlook” above.  These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties.  In addition, statements regarding Cymer’s share of light sources installed at chipmakers, backlog and book-to-bill ratios should not be read as predictions or projections of future performance.  Actual events or results may differ materially from those projected in any of such statements due to various factors, including but not limited to: the demand for semiconductors in general, and, in particular, for leading-edge devices with smaller geometries; the rate at which semiconductor manufacturers take delivery of photolithography tools from the company’s customers; the performance and market acceptance of the company’s new products or technologies; delays or cancellations by customers of their orders; new and enhanced product offerings by competitors; the timing of customer orders, shipments and acceptances; the company’s ability to meet its production and/or product development schedules; the company’s ability to secure adequate supplies of critical components for its advanced products; and the company’s ability to manage its expense levels and unanticipated expenses.  For a discussion of these and other factors which may cause our actual events or results to differ from those projected, please refer to the company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as well as other subsequent filings with the Securities and Exchange Commission.

About Cymer, Inc.

Cymer, Inc. is the world’s leading supplier of DUV illumination sources, the essential light source for DUV photolithography systems.  DUV lithography is a key enabling technology, which has allowed the semiconductor industry to meet the exacting specifications and manufacturing requirements for volume production of today’s advanced semiconductor chips.  Further information on Cymer may be obtained from the Company’s SEC filings, the Internet at www.cymer.com or by contacting the company directly.

Cymer, Inc.

	Quarter Ended Dec. 31,		Twelve Months Ended Dec. 31,
	2002	2003	2002	2003
Total revenues	$70,024,000	$73,044,000	$290,160,000	$267,496,000

Net income (loss)	$(3,897,000)	$1,674,000	$13,596,000	$(15,400,000)
Basic earnings (loss) per share	$(0.11)	$0.05	$0.41	$(0.44)
Diluted earnings (loss) per share	$(0.11)	$0.04	$0.39	$(0.44)
Weighted average common shares outstanding (diluted)	34,119,000	38,021,000	34,712,000	35,065,000

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CYMER, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except per share data)

	For the three months ended December 31,		For the twelve months ended December 31,
	2002	2003	2002	2003
REVENUES:
Product sales	$69,323	$72,430	$287,995	$265,816
Other	701	614	2,165	1,680
Total revenues	70,024	73,044	290,160	267,496

COST AND EXPENSES:
Cost of product sales	44,363	44,749	162,095	187,679
Research and development	20,137	12,362	73,714	58,231
Sales and marketing	4,859	4,538	17,153	16,966
General and administrative	4,742	6,153	18,212	39,094
Amortization of intangibles	40	40	160	160
Loss on debt extinguishment	—	—	163	—

Total costs and expenses	74,141	67,842	271,497	302,130

OPERATING INCOME (LOSS)	(4,117)	5,202	18,663	(34,634)

OTHER INCOME (EXPENSE):
Foreign currency exchange gain (loss) - net	(301)	371	(723)	436
Interest and other income	2,663	1,964	10,055	8,928
Interest and other expense	(2,622)	(2,993)	(11,246)	(10,503)

Total other expense - net	(260)	(658)	(1,914)	(1,139)

INCOME (LOSS) BEFORE INCOME TAX PROVISION (BENEFIT) AND MINORITY INTEREST	(4,377)	4,544	16,749	(35,773)

INCOME TAX PROVISION (BENEFIT)	(700)	2,726	2,706	(21,464)
MINORITY INTEREST	(220)	(144)	(447)	(1,091)

NET INCOME (LOSS)	$(3,897)	$1,674	$13,596	$(15,400)

EARNINGS (LOSS) PER SHARE:

Basic earnings (loss) per share	$(0.11)	$0.05	$0.41	$(0.44)
Weighted average common shares outstanding-basic	34,119	36,053	33,317	35,065

Diluted earnings (loss) per share	$(0.11)	$0.04	$0.39	$(0.44)
Weighted average common shares outstanding-diluted	34,119	38,021	34,712	35,065

CYMER, INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In thousands, except share data)

	December 31, 2002	December 31, 2003
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$196,643	$230,657
Short-term investments	71,249	93,474
Accounts receivable - net	52,341	62,819
Inventories	100,119	93,012
Deferred income taxes	20,041	1,407
Prepaid expenses and other	6,029	5,513

Total current assets	446,422	486,882

PROPERTY AND EQUIPMENT - net	112,209	128,849
LONG TERM INVESTMENTS	159,029	77,509
DEFERRED INCOME TAXES	20,553	80,711
GOODWILL - net	10,597	10,597
INTANGIBLE ASSETS - net	8,565	12,925
OTHER ASSETS	9,512	8,698

TOTAL ASSETS	$766,887	$806,171

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$26,499	$19,099
Accrued warranty and installation	30,078	26,486
Accrued payroll and benefits	7,334	7,196
Foreign currency forward exchange contracts	907	6,401
Accrued interest	3,300	3,296
Income taxes payable	11,321	16,473
Revolving loan	6,667	—
Accrued and other liabilities	9,189	10,085

Total current liabilities	95,295	89,036

Convertible subordinated notes	250,000	250,000
Other liabilities	5,154	5,660

Total liabilities	350,449	344,696

MINORITY INTEREST	4,104	5,195

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred Stock - authorized 5,000,000 shares; $.001 par value, no shares issued or outstanding	—	—
Common stock - authorized 100,000,000 shares; $.001 par value, issued and outstanding 34,227,000 and 36,345,000 shares	34	36
Additional paid-in capital	302,501	361,938
Unearned compensation	(2,358)	(146)
Accumulated other comprehensive loss	(3,429)	(5,734)
Retained earnings	115,586	100,186

Total stockholders’ equity	412,334	456,280

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$766,887	$806,171

CYMER, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(In thousands)

	For the twelve months ended December 31,
	2002	2003
OPERATING ACTIVITIES:
Net income (loss)	$13,596	$(15,400)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Extraordinary loss on debt extinguishment	163	—
Depreciation and amortization	25,492	30,938
Non-cash stock based compensation	183	1,359
Amortization of unearned compensation	1,110	737
Minority interest	447	1,091
Provision for deferred income taxes	(31)	(1,305)
Loss on disposal or impairment of property and equipment	675	18,106
Change in assets and liabilities:
Accounts receivable	(2,285)	(10,478)
Income taxes receivable	3,153	—
Foreign currency forward exchange contracts	939	1,749
Inventories	(38,335)	7,107
Prepaid expenses and other assets	(2,538)	59
Accounts payable	10,770	(7,400)
Accrued and other liabilities	5,813	(8,092)
Income taxes payable	6,651	(22,066)
Net cash provided by (used in) operating activities	25,803	(3,595)

INVESTING ACTIVITIES:
Acquisition of property and equipment	(45,217)	(62,783)
Purchases of investments	(284,352)	(107,749)
Proceeds from sold or matured investments	163,410	165,527
Acquisition of minority interest	(360)	(180)
Net cash used in investing activities	(166,519)	(5,185)

FINANCING ACTIVITIES:
Net borrowings under revolving loan and security agreements	(1,672)	(6,667)
Proceeds from issuance of common stock	22,547	48,157
Redemption of convertible subordinated notes	(39,598)	—
Issuance of convertible subordinated notes	250,000	—
Issuance of convertible subordinated notes offering costs	(7,873)	—
Minority interest investments in subsidiary	1,900	—
Payments on capital lease obligations	(56)	(50)
Net cash provided by financing activities	225,248	41,440

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	916	1,354
NET INCREASE IN CASH AND CASH EQUIVALENTS	85,448	34,014
CASH AND CASH EQUIVALENTS AT BEGINNING OF THE YEAR	111,195	196,643
CASH AND CASH EQUIVALENTS AT END OF THE YEAR	$196,643	$230,657

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$10,473	$9,004
Income taxes paid (refunded), net	$(7,821)	$1,325

SUPPLEMENTAL DISCLOSURE OF NON CASH INVESTING AND FINANCING ACTIVITIES:
Conversion of subordinated notes to equity	$112,998	$—
Reversal of unearned compensation related to cancelled stock options previously issued for the ACX acquisition	$—	$1,475

Intangible assets included in accrued liabilities	$—	$5,990